Exhibit 1.1

Date and Time: May 22, 2020 10:57 AM Pacific Time

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 9, 2019 12:25 PM Pacific Time

Incorporation Number:	BC0798533

Recognition Date and Time:	Incorporated on July 31, 2007 09:21 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

EMERALD HEALTH THERAPEUTICS, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR, 666 BURRARD STREET	25TH FLOOR, 666 BURRARD STREET
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR, 666 BURRARD STREET	25TH FLOOR, 666 BURRARD STREET
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

BC0798533 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Rai, Bob

Mailing Address:	Delivery Address:
2257 128 STREET	2257 128 STREET
SURREY BC V4A 3V8	SURREY BC V4A 3V8
CANADA	CANADA

Last Name, First Name, Middle Name:
Dhillon, Avtar

Mailing Address:	Delivery Address:
55 VISTA DEL GOLFO	55 VISTA DEL GOLFO
LONG BEACH CA 90803	LONG BEACH CA 90803
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Heppell, Jim

Mailing Address:	Delivery Address:
4505 STONEHAVEN AVENUE	4505 STONEHAVEN AVENUE
NORTH VANCOUVER BC V7G 1E7	NORTH VANCOUVER BC V7G 1E7
CANADA	CANADA

Last Name, First Name, Middle Name:
Dhillon, Punit

Mailing Address:	Delivery Address:
11220 CORTE BELLEZA	11220 CORTE BELLEZA
SAN DIEGO CA 92130	SAN DIEGO CA 92130
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

BC0798533 Page: 2 of 2